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                              EXHIBIT (21)(b)
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                                                          EXHIBIT 21(b)

                  SUBSIDIARIES OF CONSUMERS POWER COMPANY
                           at December 31, 1993


                                       Percent Voting
                                        Stock Owned
                                       by CMS Energy     Incorporated
                                       --------------    ------------

ES Services Company                         100            Michigan

Huron Hydrocarbons, Inc.                    100            Michigan

Michigan Gas Storage Company                100            Michigan

Midland Group, Ltd. ("Midland Group")       100            Michigan

    CMS Midland Holdings Company            0              Michigan
    (100% Owned by Midland Group)

    CMS Midland, Inc.                       0              Michigan
    (100% Owned by Midland Group)

    MEC Development Corp.                   0              Michigan
    (100% Owned by Midland Group)

Sheridan Leasing Corporation ("Sheridan")   100            Delaware

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